UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 24, 2012 (April 19, 2012)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52807	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2012, Longhai Steel Inc., a Nevada Corporation (the “Company”), and Mr. Steve Ross, the Company’s Senior Vice President, entered into a restricted shares grant agreement (the “Restricted Shares Grant Agreement”) pursuant to which Mr. Ross was granted 290,000 shares of common stock, par value $0.0001 (“Common Stock”) with such restricted stock vesting on April 19, 2012. Meanwhile, the option agreement, dated December 21, 2011, between the Company and Mr. Ross was cancelled.

On April 19, 2012, the Company’s board of directors (the “Board”) approved the issuance of 30,000 shares of the Company’s Common Stock to each of Mr. Heyin Lv, the Company’s Chief Financial Officer, Ms. Dongni Han, the Board Secretary and Ms. Dongmei Pan, the Chief Technology Officer.

The foregoing description of the Restricted Shares Grant Agreement is not intended to be complete, and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Restricted Shares Grant Agreement between the Company and Steve Ross, dated April 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: April 24, 2012	/s/ Chaojun Wang
Mr. Chaojun Wang
Chief Executive Officer

EXHIBIT INDEX

10.1	Restricted Shares Grant Agreement between the Company and Steve Ross, dated April 19, 2012